            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 17, 2004, relating to the financial statements and financial highlights which appears in the October 31,
2004 Annual Report to the Board of Trustees and Shareholders of Schroder
Municipal Bond Fund and Schroder Short-Term Municipal Bond Fund (constituting
Schroder Series Trust), which is also incorporated by reference into the
Registration Statement. We also consent to the references to our firm under the heading "Independent Registered Public Accounting Firm" and "Financial
Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 22, 2004